U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): December 3, 2001 (December 3, 2001)

SIMULA, INC.

(Exact name of Registrant as specified in its charter)

Arizona	Commission File No. 1-12410	86-0320129

(State of Incorporation)		(I.R.S. Employer Identification No.)

2700 North Central Avenue, Suite 1000 Phoenix, Arizona		85004

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (602) 631-4005

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

         The Company today (December 3, 2001) filed a registration statement on Form S-8 for the issuance of up to 650,000 shares of Simula’s common stock under two of its employee benefit plans: the Simula, Inc. Employee Stock Purchase Plan (“ESPP”) and the Simula, Inc. 1999 Incentive Stock Option Plan (“1999 Plan”). Under the ESPP, all Company employees are eligible to purchase shares of common stock of the Company through payroll deductions. Since 1996, employees have purchased nearly all of the 400,000 shares that were initially issued under the ESPP. To enable continued employee purchases, the Company’s Board of Directors has approved the issuance of up to an additional 200,000 shares under the ESPP. The Company anticipates seeking shareholder approval of the issuance at the Company’s next annual meeting.

         The Company also registered the 450,000 shares of its common stock for issuance under the 1999 Plan that were approved at the Company’s last annual meeting of shareholders on June 7, 2001.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMULA, INC. (Registrant)

By /s/ Bradley P. Forst

Bradley P. Forst President and Chief Executive Officer